UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): ________October 20, 2014______________

EUROCAN HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

NEVADA

State or Other Jurisdiction of Incorporation

333-177918	20-3937596
(Commission File Number)	(IRS Employer Identification Number)

1 Union Square West, Suite 610, New York, New York 10003

(Address of principal executive offices, zip code)

212.419.4924

Registrant’s telephone number, including area code

________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 20, 2014 (the “Execution Date”), Eurocan Holdings Ltd. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Eastside Distilling LLC, an Oregon limited liability company and Eastside Distilling, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company (the “Subsidiary”). Pursuant to the Merger Agreement, Eastside Distilling, LLC will merge with and into the Subsidiary, such that the Subsidiary will be the surviving party as a wholly-owned subsidiary of the Company (the “Merger”). At closing of the Merger Agreement, the Company will issue 32,000,000 shares of the Company’s common stock to the members of Eastside Distilling, LLC (the “Acquisition Shares”), representing approximately 80% of the Company’s aggregate issued and outstanding common stock following the closing of the Merger. The Company anticipates closing the Merger within ten (10) days of this filing.

In connection with the Merger, the Company will rely upon the exemption from securities registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for transactions not involving a public offering.

In connection with the Merger Agreement, in addition to the foregoing:

(i)	Effective on the Closing Date (except as otherwise indicated), the following individuals will be appointed as executive officers and directors of the Company:

Name	Position
Lenny Gotter	Director
Steven Earles	Director/CEO/CFO/President

(ii)	Also effective on the Closing Date, the following shareholders have agreed to cancel the shares corresponding to their name in the table below:

Shareholder	Number of Shares to Be Cancelled
Paul C. Kirkitelos	1,250,000
Michael Williams	3,460,000
Building 400, Ltd.	20,200,000

Total	24,910,000

Item 9.01 Financial Statements and Exhibits.

Number	Description

2.1	Agreement and Plan of Merger dated October 20, 2014 by and among Eurocan Holdings Ltd., Eastside Distilling, Inc., and Eastside Distilling, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Eurocan Holdings, Ltd.
(Name of Registrant)

Date: October 23, 2014	By:	/s/ Michael Williams
Name: Michael Williams
Title: President and Chief Executive Officer, principal accounting officer and principal financial officer